As filed with the Securities and Exchange Commission on March 18, 1999
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      -------------------------------------
                                 INTERLEAF, INC.
             (Exact name of Registrant as Specified in its Charter)
          Massachusetts                                 04-2729042
  (State or Other Jurisdiction of                    (I.R.S. Employer
   Incorporation or Organization)                 Identification Number)
                                62 Fourth Avenue
                          Waltham, Massachusetts 02451
                                 (781) 290-0710
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                       -----------------------------------
                              Craig Newfield, Esq.
                                 Interleaf, Inc.
                                62 Fourth Avenue
                          Waltham, Massachusetts 02451
                                 (781) 290-0710
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)
                       ----------------------------------
                                   Copies to:
                              David Murphree, Esq.
                         Brown, Rudnick, Freed & Gesmer
                              One Financial Center
                           Boston, Massachusetts 02111
                               Tel: (617) 856-8200
                               Fax: (617) 856-8201

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, please check the following box./X/
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                          CALCULATION OF REGISTRATION FEE

------------------------------------ --------------------- ---------------------- --------------------------- --------------------
------------------------------------ --------------------- ---------------------- --------------------------- --------------------
                                            AMOUNT                PROPOSED                 PROPOSED
          TITLE OF SHARES                    TO BE            MAXIMUM OFFERING         MAXIMUM AGGREGATE           AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED         PRICE PER SHARE (1)      OFFERING PRICE (1)       REGISTRATION FEE
------------------------------------ --------------------- ---------------------- --------------------------- --------------------
------------------------------------ --------------------- ---------------------- --------------------------- --------------------
Common Stock, $.01                          432,388                $3 3/4                 $1,621,455                 $451
------------------------------------ --------------------- ---------------------- --------------------------- --------------------
------------------------------------ --------------------- ---------------------- --------------------------- --------------------

(1) Estimated solely for purposes of calculating the Registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 12, 1999.

                            ------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


       Preliminary prospectus dated March 18, 1999, Subject to Completion


                                 INTERLEAF, INC.



                         432,388 Shares of Common Stock



This prospectus relates to the resale of up to 432,388 shares of the common stock of Interleaf. These shares are already outstanding and may be offered for sale from time to time for the accounts of the selling stockholders listed on page 6 of this prospectus.

The common stock presently is traded on the Nasdaq National Market under the symbol "LEAF". On March 12, 1999, the last reported sale price of the common stock on the Nasdaq National Market was $3 9/16 per share.

An investment in the common stock offered under this prospectus involves a high degree of risk. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is March 18, 1999.


The information contained in this prospectus is not complete and may be changed. The securities may not be sold until the related registration statement filed with the Securities and Exchange Commission or any applicable state securities commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer in any jurisdiction where the offering is not permitted.










                   TABLE OF CONTENTS                     PAGE



Summary................................................   2
Risk Factors...........................................   3
Use of Proceeds........................................   5
Selling Stockholders...................................   5
Plan of Distribution...................................   6
Where You Can Find More Information....................   8
Legal Matters..........................................   8
Experts................................................   8

                        INTERLEAF, INC.

                432,388 shares of common stock

                          PROSPECTUS

                        March 18, 1999





                       INTERLEAF, INC.


               432,388 Shares of common stock




                        PROSPECTUS

                      March 18, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                     SUMMARY


                                 About Interleaf

Interleaf and its subsidiaries develop and market software products used in the creation, publication, management and distribution of information and documents in electronic and paper form. Interleaf's software products enable customers to compose, edit, view, print, control, manage and distribute information and documents on a cost-effective and efficient basis.

Interleaf's core product line includes:

-        electronic publishing;

-        document management systems;

-        intranet publishing; and

-        content management software.

Interleaf provides technical support and maintenance to its customers utilizing its software products. In addition, it provides consulting, custom application and implementation services to its customers.

Interleaf's principal executive offices are located at 62 Fourth Avenue, Waltham, Massachusetts 02451, and its telephone number is (781) 290-0710.

                           Summary of the Offering

Securities Offered:        432,388 shares of common stock.

Plan of Distribution:      The shares of common stock covered by this prospectus
                           may be offered from time to time by the selling stockholders. See "Plan of Distribution."

Trading: The common stock presently is traded on the Nasdaq National Market under the symbol "LEAF."

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  RISK FACTORS

The common stock offered under this prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information in this prospectus before deciding to purchase the common stock.

IF INTERLEAF DOES NOT SUCCESSFULLY DEVELOP NEW PRODUCTS AND MARKETS, THEN REVENUES MAY CONTINUE TO DECLINE.

Interleaf's revenues have declined over the last several years as a result of both the maturation and saturation of the market for electronic publishing software which historically was the focus of its business and the increased popularity of low cost versions of Windows-based authoring software. Unless Interleaf successfully develops new products and exploits new markets, revenues can be expected to continue to decline.

INTERLEAF IS DEPENDENT ON THE SUCCESS OF ITS NEW ENTERPRISE CONTENT MANAGEMENT PRODUCTS AND SERVICES.

Interleaf's strategy for future growth depends upon the successful development, introduction and customer acceptance of new and improved products and services such as its enterprise content management products and services. Enterprise content management refers to processes and technology which enable a business enterprise to create and package information content (such as text, graphics, documents and hyperlinks) from throughout an organization and its business partners as part of a dynamic, integrated web-based solution. There is a risk that the market for enterprise content management products and services may not grow, that Interleaf may not be successful in developing enterprise content management software, or that the marketplace may not accept Interleaf's software. Interleaf's new products are based on the "XML" language (extensible Markup Language). There are risks that this new technology will change, and as a result the new products when released will not meet market and customer requirements.

INTERLEAF'S QUARTERLY OPERATING RESULTS MAY FLUCTUATE.

Interleaf believes that period-to-period comparisons of its results of operations are not necessarily meaningful and that investors should not rely on them as indications of future performance because of the following factors:

- Interleaf typically ships a substantial amount of its products in the final weeks, or even the final days, of each quarter;
- The length of Interleaf's sales cycle makes it difficult to predict when Interleaf will receive license revenue; and
- Any shortfall or delay in the recognition of revenue from even a limited number of license transactions could cause significant variations in Interleaf's operating results from quarter to quarter because Interleaf's expenses are relatively fixed.

These factors also increase the risk that Interleaf's results in some quarters will be below the expectations of stock analysts or investors. Such an "earnings surprise" frequently will result in a drop in the market price of a company's stock.

THERE IS INTENSE COMPETITION IN INTERLEAF'S TECHNICAL DOCUMENTATION AND ENTERPRISE CONTENT MANAGEMENT MARKETS.

The market for Interleaf's existing technical documentation products is very competitive, subject to rapid change and significantly affected by activities of other industry participants. Several competitors in that market have greater market penetration, greater name recognition, a larger installed base of customers and significantly greater financial, technical and marketing resources than Interleaf. While Interleaf does not yet know who its principal competitors in the emerging and highly fragmented enterprise content management market will be, it is likely that the enterprise content management market will develop characteristics similar to those described above.

INTERLEAF IS DEPENDENT ON ITS STRATEGIC RELATIONSHIPS WITH MICROSTAR SOFTWARE LTD. AND MICROSOFT, INC.

Interleaf is dependent on the performance of Microstar Software Ltd. in the development of Interleaf's new enterprise content management products, and if Microstar were sold to a competitor, went out of business or otherwise ceased to provide contract services to Interleaf, it could have a material adverse effect on Interleaf's business. Interleaf also needs to maintain a good working relationship with Microsoft, Inc., since many of Interleaf's products are designed to be accessed using Microsoft software such as Microsoft Word, Office, SQL Server and NT.

INTERLEAF'S INTELLECTUAL PROPERTY HAS LIMITED PROTECTION; OTHERS COULD MISAPPROPRIATE INTERLEAF'S INTELLECTUAL PROPERTY AND INTERLEAF MAY NOT BE ABLE TO ENFORCE ITS RIGHTS; INTERLEAF'S INTELLECTUAL PROPERTY COULD INFRINGE ON RIGHTS OF OTHERS.

Interleaf's success is heavily dependent upon the protection of its proprietary technology through a combination of copyrights, trademarks, patents, trade secrets and technical measures. There is the risk that Interleaf's attempts to protect its rights will not be adequate and that competitors may independently develop similar technology. Interleaf seeks to protect its software, documentation and other written materials primarily under trade secret and copyright laws, which afford only limited protection. The laws of some foreign countries do not provide the same level of protection to Interleaf's proprietary rights as do the laws of the United States. Policing unauthorized use of Interleaf's products is difficult. While Interleaf cannot determine the extent to which piracy of its software products exists, some software piracy can be expected.

Interleaf is not aware that any of its products infringe the proprietary rights of third parties. However, in the future, third parties may claim that Interleaf's current or future products infringe on their proprietary rights. Claims of this type could be very time-consuming, result in costly litigation, cause product shipment delays or require Interleaf to enter into costly royalty or licensing agreements.

INTERLEAF'S IN PROCESS RESEARCH AND DEVELOPMENT WRITE-OFFS COULD BE REDUCED.

In connection with the acquisitions of PDR Automated Systems and Publications, Inc. and Softquad, Inc. during the current fiscal year, Interleaf wrote off approximately $990,000 for in-process research and development. The SEC has recently increased the scrutiny of certain accounting practices, including the extent of write-offs of in-process research and development in connection with acquisitions. While Interleaf did obtain evaluations of outside accounting firms with respect to the amount of its write-offs, there is a risk that a portion of those write-offs may be reduced, which would result in a corresponding increase in the amount of goodwill associated with those acquisitions. Any additional goodwill would have to be amortized over future years.

INTERLEAF'S FOREIGN SALES AND FINANCIAL RESULTS MAY FLUCTUATE BECAUSE OF CURRENCY EXCHANGE RATE FLUCTUATIONS.

Interleaf generates sales primarily in U.S. dollars, British pounds, and Euros and incurs expenses principally in the same currencies. Fluctuations in the value of the U.S. dollar and foreign currencies have caused, and are likely to continue to cause, amounts translated into U.S. dollars to fluctuate in comparison with previous periods. Interleaf generally has not attempted to limit its foreign currency exposure through foreign currency exchange rate hedging transactions. Exchange rate fluctuations or other risks associated with international operations may have a material adverse affect on Interleaf's business, financial condition and results of operations. Interleaf's worldwide business operations also may be affected by changes in demand resulting from these currency exchange rate fluctuations, as well as by governmental controls and other risks associated with international sales (such as changes in various regulatory requirements, political and economic changes and disruptions, export/import controls, tariff regulations, difficulties in staffing and managing foreign sales and support operations, greater difficulties in trade accounts receivable collection, and possibly adverse tax consequences).

YEAR 2000 PROBLEMS COULD AFFECT INTERLEAF'S BUSINESS.

Some computers, software, and other equipment include programming code in which calendar year data is abbreviated to only two digits. As a result of this design decision, some of the systems do not properly recognize a year that begins with "20" instead of "19". These problems are widely expected to increase in frequency and severity as the year 2000 approaches, and are commonly referred to as the "Millennium Bug" or "Year 2000 problem". Interleaf has made significant efforts to address its Year 2000 issues, as described in its most recent quarterly report on Form 10-Q filed with the SEC. At this time, there are no identifiable significant risks associated with its Year 2000 readiness, although there is a risk that unanticipated problems may arise. Any costs, which are not expected to be material, that are associated with compliance efforts are being funded out of cash flow from operations.

TWO RECENT ACQUISITIONS HAVE RISKS.

As part of its business strategy to acquire and develop new products and services, Interleaf acquired PDR and certain assets of Softquad, during the last year. The risks related to the PDR and Softquad acquisitions include, among others, the difficulty of assimilating the operations, information systems and personnel of the acquired businesses; difficulties in assimilating the acquired products into Interleaf's current sales force and sales channels; the risk that customers of the acquired businesses will react unfavorably to the acquisition and as a result Interleaf will not reap the benefits that it had expected; and difficulties in retaining and integrating employees of the acquired businesses.

                           FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and in the documents incorporated by reference are forward-looking. The following and similar expressions identify forward-looking statements:

-        expects;
-        anticipates; and
-        estimates.

Forward-looking statements include, but are not limited to, statements related to:

-        Interleaf's plans, objectives, expectations and intentions;
- the timing of, availability and functionality of products under development or recently introduced; and
-        general economic conditions.

Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under "Risk Factors." These forward-looking statements speak only as of the date of this prospectus, or in the case of forward-looking statements in documents incorporated by reference, as of the dates of those documents.


                                 USE OF PROCEEDS

Interleaf will not receive any proceeds from the sale by the selling stockholders listed below of the shares of common stock offered under this prospectus.

                              SELLING STOCKHOLDERS


The shares of common stock covered by this prospectus are being offered by those selling stockholders listed below. As of the effective date of this registration statement, Interleaf has issued 432,388 shares of the common stock to the selling stockholders in connection with the transaction described below.

On August 31, 1998, Interleaf purchased all of the outstanding shares of PDR pursuant to stock purchase agreements with each selling stockholder. The purchase price of the PDR shares under these agreements was payable in installments on August 31, 1998, February 28, 1999, March 31, 1999 and September 30, 1999. The installments payable in March and September of 1999 may be paid in shares of the common stock having a then current market value substantially equal to the cash amount of the installment. Immediately prior to the effectiveness of the registration statement of which this prospectus is a part, Interleaf issued all 432,388 shares to the selling stockholders as payment of the March 1999 installment.

In connection with the PDR acquisition, each selling stockholder entered into an agreement with Interleaf to assist in effecting a professional and smooth transition of the business operations of PDR to Interleaf. In particular, Dona
D. Ray entered into an employment agreement with a term of one year and Davis L. Marksbury and Daniel J Kloiber entered into consulting agreements with terms of three months.

Prior to the PDR acquisition, the selling stockholders held the following offices at PDR: Ms. Ray held the offices of President and Chief Financial Officer, Mr. Marksbury held the office of Chairman of the Board and Mr. Kloiber held the offices of Vice President and Secretary.

Other than as just described, none of the selling stockholders has held any position or office or had any other material relationship with Interleaf during the past three years.

The following table sets forth:

- the number of shares of common stock beneficially owned by each of the selling stockholders as of March 31, 1999 (including any shares which that selling stockholder has the right to acquire within 60 days after March 31, 1999 by the exercise of options) after taking into account the shares of common stock issued as payment of the March 31, 1999 purchase price installment for the PDR shares;
- the maximum number of shares of common stock that may be offered by the selling stockholder under this prospectus;
- the number of shares of common stock that will be beneficially owned by each selling stockholder assuming all of the shares that may be offered under this prospectus are sold; and
- the percentage of common stock owned after the offering if all of the shares that may be offered under this prospectus are sold.

The information with regard to each selling stockholder provided in the table and footnotes below is based upon information provided to Interleaf by that selling stockholder.

                                             Number of Shares         Maximum Number      Number of Shares     Percentage of
                                         Beneficially Owned as of     of Shares Being    Beneficially Owned     Class Owned
Name of Beneficial Owner                      March 31, 1999              Offered          after Offering      after Offering
----------------------------             ------------------------     ---------------    ------------------    --------------
Dona D. Ray                                   143,354                     143,354             --                     0%
Davis L. Marksbury                            201,885                     201,885             --                     0%
Daniel J. Kloiber                              87,149                      87,149             --                     0%


                              PLAN OF DISTRIBUTION

The selling stockholders may offer their shares of common stock from time to time in transactions (which may include block transactions) on any exchange or market on which the common stock is listed or quoted, in public or private transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

The selling stockholders may sell the common stock by selling:

-        directly to purchasers;
-        through broker-dealers acting as agents for them;
- to broker-dealers who may purchase common stock as principals and then sell the common stock from time to time in transactions which may include block transactions on any exchange or market on which securities are listed or quoted, as applicable;
-        in negotiated transactions; or
-        through a combination of the foregoing methods of sale, or otherwise.

However, in the stock purchase agreements pursuant to which they are receiving the stock being offered hereby, the selling stockholders have agreed to certain limitations on the manner of their sale of the stock, including volume limitations and selling through a single broker, which are intended by Interleaf to reduce the risk of their sales into the market having a negative effect on the market price of Interleaf's common stock.

Broker-dealers engaged by selling stockholders may arrange for other broker-dealers to participate in the sales. Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the common stock. The broker-dealers may act as agents for the selling stockholders or they may sell to them as principals, or both. Particular broker-dealers may receive, as compensation, commissions in excess of customary commissions.

Except as provided herein, Interleaf has agreed to pay all expenses incident to the offer and sale of the common stock offered by the selling stockholders under this prospectus. Interleaf estimates such expenses to be approximately $16,451.00. The selling stockholders will pay all selling commissions, brokerage fees and related expenses.

To comply with the securities laws of certain jurisdictions, if applicable, the common stock offered under this prospectus will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock may be limited in its ability to engage in market activities with respect to the common stock. In addition, each selling stockholder will be subject to applicable provisions of the Securities and Exchange Act and the rules and regulations under the Securities and Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's Website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1. Annual Report on Form 10-K for the fiscal year ended March 31, 1998;

         2. Quarterly Report on Form 10-Q and the amendments thereto for the fiscal quarters ended June 30, 1998, September 30, 1998 and December 31, 1998;

         3. Current Reports on Form 8-K dated July 17, 1998, September 24, 1998 (as amended on November 12, 1998) and November 27, 1998; and

         4. The description of Interleaf's common stock contained in the registration statement on Form 8-A filed on June 11, 1986, including all amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings at no cost, by writing or telephoning our general counsel at the following address:

                  Interleaf, Inc.
                  62 Fourth Avenue
                  Waltham, Massachusetts 02451
                  (781) 290-0710

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.


                                  LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for Interleaf by Craig Newfield, Esq., General Counsel of Interleaf.

                                     EXPERTS

The consolidated financial statements of Interleaf, Inc. appearing in Interleaf, Inc.'s Annual Report (Form 10-K) for the year ended March 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of PDR Automated Systems and Publications, Inc. appearing in Interleaf's Current Report on Form 8-K as filed with the SEC on September 24, 1998 and the amendment thereto filed on November 12, 1998, have been audited by Dulworth, Breeding & Karns, LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of Dulworth, Breeding & Karns, LLP as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the various expenses payable by the registrant in connection with the sale and distribution of the securities registered hereby. All amounts are estimated except the SEC and Nasdaq filing fee. Costs of issuance and distribution will be borne by the registrant as follows:



                  SEC Registration Fee                            $451.00
                  Accounting Fees and Expenses              $    5,000.00

                  Legal Fees and Expenses                   $   10,000.00

                  Miscellaneous                             $    1,000.00
                                                            -------------
                  Total                                     $   16,451.00

*Estimated.

Item 15. Indemnification of Directors and Officers

(a) Section 67 of the Massachusetts Business Corporation Law permits indemnification of present and former directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote, or (iv) in the case of officers who are not directors, by the Board of Directors, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.
Section 67 also provides that the absence of any express provision for indemnification shall not limit any right of indemnification existing independently of such Section.

(b) Article V of Interleaf's By-laws provides that Interleaf shall, to the extent legally permissible, indemnify each former or present director or officer against all liabilities and expenses imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, civil or criminal, in which he may be threatened or involved, by reason of his having been a director or officer; provided that Interleaf shall provide no indemnification with respect to any matter as to which any such person shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of Interleaf. If any such action is disposed of, on the merits or otherwise, without the disposition being adverse to the director or officer and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of Interleaf, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made as of right unless after investigation (a) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (b) by written opinion of independent legal counsel (who may be regular counsel of Interleaf), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by any interested directors or officers), it shall be determined by clear and convincing evidence that such person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Interleaf. Indemnification may include advancement of expenses of defending an action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under Article V. Article V also provides that the right of indemnification provided therein is not exclusive of and does not affect any other rights to which any director or officer may be entitled under any agreement, statute, vote of stockholders or otherwise. The Company's obligation to indemnify under
Article V shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage.

(c) The Company has entered into an Agreement to Defend and Indemnify with each of its officers and directors. Pursuant to these agreements, Interleaf has agreed, to the extent legally permissible, to indemnify such person against all losses (including, without limitation, judgments, fines and penalties) and expenses

(including, without limitation, amounts paid in settlement and counsel fees and disbursements) incurred by such person in connection with or as a result of any claim, action, suit or other proceeding, civil or criminal, or appeal related thereto, in which he may be involved by reason of his having been a director or officer or by reason of any action taken or not taken in his capacity as director or officer; provided that no indemnification shall be provided with respect to any matter as to which such person shall not have acted in good faith in the reasonable belief that his action was in the best interests of Interleaf. If any such claim, action, suit or proceeding is disposed of, on the merits or otherwise, without the disposition being adverse to such person, without a plea of guilty or NOLO CONTENDRE and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of Interleaf, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made upon a determination that such person's conduct was in good faith and in the reasonable belief that his action was in the best interests of Interleaf by (a) a quorum of disinterested directors, or (b) independent legal counsel (who may be regular counsel of Interleaf), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by an interested directors or officer). Expenses may be advanced by Interleaf prior to any final disposition of any such action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under the Agreement. Such Agreements provide that the right of indemnification provided therein is in addition to any rights to which any person concerned may be entitled by other agreements or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of the indemnified person. The rights of indemnification provided in such Agreements are in addition to any rights under any insurance policy in effect, provide that to the extent any claim is covered by any such insurance policy, Interleaf will provide coverage after the full coverage of the insurance policy is exhausted or otherwise unavailable.

(d) Article 6D of Interleaf's Articles of Organization provides that, to the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, a director of Interleaf shall not be personally liable to Interleaf or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary as a director, except for (i) any breach of the director's duty of loyalty to the corporation and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (ii) improper issuances of stock or unauthorized distributions to stockholders, or (iv) any transaction in which the director derived an improper personal benefit.

Item 16. Exhibits


Exhibit
Number                              Description of Exhibit
------                              ----------------------



3.1 Restated Articles of Organization of Interleaf, as amended (Filed as the applicable exhibit to Interleaf's Report on Form 10-Q for the fiscal quarter ended September 30, 1997)*

3.2 By-Laws of Interleaf, as amended (Filed as the applicable exhibit to Interleaf's Annual Report on Form 10-K for the fiscal year ended March 31, 1994)*

4.1 Specimen Certificate for shares of Interleaf's common stock (Filed as the applicable exhibit to Interleaf's registration statement on Form S-1, File No. 33-5743)*

4.2 Stock Purchase Agreement, by and among Interleaf, PDR and Donna D. Ray, with variable information for otherwise identical agreements with Messrs. Marksbury and Kloiber (Filed as Exhibit 10.1 to Interleaf's Current Report on Form 8-K, dated September 24, 1998)*

5.1      Legal Opinion of Craig Newfield, Esq.**

23.1     Consent of Ernst & Young LLP **

23.2     Consent of Dulworth, Breeding & Karns, LLP **

23.3     Consent of Craig Newfield, Esq. (contained in Exhibit 5.1)**

24 Power of Attorney (contained on Signature Page of this Registration Statement)**

---------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**       Filed herewith.


Item 17. Undertakings

         (a)      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Not applicable.

         (d) Not applicable.

         (e) Not applicable.

         (f) Not applicable.

         (g) Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (i) Not applicable.

         (j) Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Waltham, Commonwealth of Massachusetts, on March 18, 1999.

                                 INTERLEAF, INC.

                                     By: /s/ JAIME W. ELLERTSON
                                         ----------------------
                                         Jaime W. Ellertson, President
                                         and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jaime W. Ellertson, Peter Rice and Craig Newfield, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, and, in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                                          Title                                 Date
                    ---------                                          -----                                 ----
/s/ Jaime W. Ellertson                              President and Chief
Executive Officer, and                                Director (Principal Executive Officer)                  March 18, 1999
------------------------------------
         Jaime W. Ellertson


/s/ Peter J. Rice                                   Vice President of Finance and                             March 18, 1999
------------------------------------                 Administration, Chief Financial Officer
         Peter J. Rice                               and Treasurer (Principal Financial and
                                                     Accounting Officer)



/s/ Frederick B. Bamber
------------------------------------                Director                                            March 18, 1999
         Frederick B. Bamber


/s/ David A. Boucher
------------------------------------                Director                                            March 18, 1999
         David A. Boucher


/s/ Rory J. Cowan                                   Chairman of the Board of Directors                  March 18, 1999
------------------------------------
         Rory J. Cowan


/s/ Marcia J. Hooper
------------------------------------                Director                                            March 18, 1999
         Marcia J. Hooper


/s/ John A. Lopiano
------------------------------------                Director                                            March 18, 1999
         John. A. Lopiano

                                  EXHIBIT INDEX

Exhibit
Number                     Description of Exhibit
------                     ----------------------

3.1 Restated Articles of Organization of Interleaf, as amended (Filed as the applicable exhibit to Interleaf's Report on Form 10-Q for the fiscal quarter ended September 30, 1997)*

3.2 By-Laws of Interleaf, as amended (Filed as the applicable exhibit to Interleaf's Annual Report on Form 10-K for the fiscal year ended March
         31, 1994)*

4.1 Specimen Certificate for shares of Interleaf's common stock (Filed as the applicable exhibit to Interleaf's registration statement on Form
         S-1, File No. 33-5743)*

4.2 Stock Purchase Agreement, by and among Interleaf, PDR and Donna D. Ray, with variable information for otherwise identical agreements with Messrs. Marksbury and Kloiber (Filed as Exhibit 10.1 to Interleaf's
         Current Report on Form 8-K dated September 24, 1998)*

5.1      Legal Opinion of Craig Newfield, Esq.**

23.1     Consent of Ernst & Young LLP **

23.2     Consent of Dulworth, Breeding & Karns, LLP **

23.3     Consent of Craig Newfield, Esq. (contained in Exhibit 5.1)**

24       Power of Attorney (contained on Signature Page of this Registration
         Statement)**

-----------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**       Filed herewith.